Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Citizens Financial Services, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Citizens Financial Services, Inc. (the “Company”) of our report dated March 7, 2013, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Citizens Financial Services, Inc. for the year ended December 31, 2012.  We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ S.R. Snodgrass, A.C.
Wexford, Pennsylvania
March 20, 2013